As filed with the Securities and Exchange Commission on June 4, 2003

Registration No. 333-52526

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CERTICOM CORP.

(Exact name of registrant as specified in its charter)

YUKON TERRITORY, CANADA	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5520 Explorer Drive

Mississauga, Ontario, Canada

L4W 5L1

(Address of principal executive offices)

Mark Gonia

c/o Certicom Corp.

1810 Gateway Drive, Suite 220, San Mateo, CA 94404-4001

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Gregory T. Davidson

Gibson, Dunn & Crutcher LLP

1530 Page Mill Road

Palo Alto, California

U.S.A. 94304

This Post-Effective Amendment No. 2 to Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

DEREGISTRATION OF SECURITIES

By means of this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (Registration No. 333-52526) (the “Registration Statement”) of Certicom Corp., a Canadian corporation (the “Registrant”), the Registrant hereby deregisters all securities registered pursuant to the Registration Statement but which remain unsold under the Registration Statement as of the date this Amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Canada on the 5th day of May, 2003.

CERTICOM CORP.

By:	/S/ HERVÉ SEGUIN

Hervé Seguin Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS

Each person whose signature appears below constitutes and appoints Hervé Seguin and Ian McKinnon as his or her true and lawful attorney-in-fact and agent, with full power and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on the 5th day of May, 2003.

Principal Executive Officer:

/S/ IAN MCKINNON

Name: Ian McKinnon Title: President, Chief Executive Officer and Director

Principal Financial and Accounting Officer

/S/ HERVÉ SEGUIN

Name: Hervé Seguin Title: Chief Financial Officer

Directors:
/S/ BERNARD W. CROTTY	/S/ JEFFREY S. CHISHOLM

Bernard W. Crotty	Jeffrey S. Chisholm

/S/ JAMES D. FLECK	/S/ LOUIS E. RYAN

James D. Fleck	Louis E. Ryan

/S/ SCOTT A. VANSTONE	/S/ ROBERT P. WIEDERHOLD

Scott A. Vanstone	Robert P. Wiederhold

Date: May 5, 2003

Authorized Representative in the United States: Certicom Corp.

/S/ MARK GONIA

Name: Mark Gonia Title: Director, Western Region

Date: May 5, 2003